EXHIBIT 21

WGI Subsidiaries

Company Name	Jurisdiction
21st Century Rail Corporation	Delaware

Albany Cogeneration Associates L.P.	Delaware

Asia Badger, Inc.	Delaware

Badger Energy, Inc.	Delaware

Badger-SMAS Ltd.	Saudi Arabia

Broadway Insurance Company, Ltd.	Bermuda

Catalytic Servicios, C.A.	Venezuela

Constructora MK de Mexico, S.A. de C.V.	Mexico

Dulles Transit Partners, LLC	Virginia

Ebasco International Corporation	Delaware

Energy Overseas International, Inc.	Delaware

Grupo Internacional Coahuila, S.A. de C.V.	Mexico

Harbert-Yeargin Inc.	Delaware

Industrial Constructors Corp.	Montana

McBride-Ratcliff and Associates, Inc.	Texas

Mibrag B.V	Netherlands

Middle East Holdings Limited	Colorado

Mitteldeutsche Braunkohlengesellschaft GmbH	Germany

MK Aviation Services, Inc.	Nevada

MK Capital Company	Nevada

MK Engineers and Contractors, S.A. de C.V	Mexico

MK Nevada LLC	Nevada

MKF Facilities Management Ltd.	Ireland

MK-Ferguson Engineering Company	Michigan

MK-Ferguson of Oak Ridge Company	Tennessee

MKK Leasing General Partnership	Nevada

Morrison Knudsen Deutschland GmbH	Germany

Morrison Knudsen do Brasil Ltda.	Brazil

Morrison Knudsen Engenharia, S.A.	Brazil

Morrison Knudsen Engineering Consulting (Shanghai) Company Ltd.	China

Morrison Knudsen Fort Knox Project Limited, LLC	Ohio

Morrison Knudsen International Trading (Shanghai) Co. Ltd.	China

Morrison Knudsen Leasing Corporation	Nevada

Morrison Knudsen MISR LLC, a Limited Liability Company	Egypt

Morrison Knudsen Overseas PTE LTD	Singapore

Morrison Knudsen Peru Services S.A.	Peru

Morrison Knudsen Peru Sociedad de Responsabilidad Limitada	Peru

Morrison Knudsen Umwelt GmbH	Germany

Morrison Knudsen Venezuela S.A.	Venezuela

National Projects, Inc.	Nevada

Northern Construction Company Ltd.	Canada

Platte River Constructors Ltd.	Colorado

Pomeroy Corporation	California

PT Morrison Knudsen Indonesia	Indonesia

Raytheon-Ebasco Overseas Ltd.	Delaware.

Rocky Mountain Remediation Services LLC	Colorado

Rust Constructors Puerto Rico, Inc.	Nevada

Rust Constructors, Inc.	Delaware

Safe Sites of Colorado LLC	Delaware

SBG-Rust	Saudi Arabia

Secore, LLC	Georgia

SGT LTD.	Ohio

Shanghai Ebasco - ECEPDI Engineering Co. Ltd.	Rep. of China

Specialty Technical Services, Inc.	Pennsylvania.

THOR Treatment Technologies, LLC	Delaware

UME/SMAS LTD.	Saudi Arabia

Union County Rail, LLC	New Jersey

United Engineers Far East, Ltd.	Delaware

United Engineers International, Inc.	Pennsylvania

United Mid-East, Inc.	Delaware

Washington Architects, LLC	Delaware

Washington Closure Company LLC	Washington

Washington Construction Corporation	Montana

Washington Contractors Group, Inc.	Montana

Washington Demilitarization Company	Delaware

Washington E & C Limited	United Kingdom

Washington Electrical, Inc.	Nevada

Washington Engineering Quality Services Corporation	Delaware

Washington Engineers PSC	Puerto Rico

Washington Group (Malaysia) Sdn Bhd	Malaysia.

Washington Group Industrial GmbH	Germany

Washington Group Integrated Services of Northern New Mexico LLC	New Mexico

Washington Group International Hungary Kft	Hungary

Washington Group International, Inc.	Ohio

Washington Group Ireland Ltd.	Delaware.

Washington Group Latin America, Inc	Delaware.

Washington Group Polska Sp.zo.o.	Poland

Washington Group Romania S.R.L.	Romania

Washington Infrastructure Corporation	New York

Washington Infrastructure Services, Inc.	Colorado

Washington International Holding Limited	United Kingdom

Washington International, Inc.	Nevada

Washington International, LLC	Delaware

Washington Midwest LLC	Ohio

Washington Ohio Services, LLC	Nevada

Washington Quality Inspection Company	Delaware

Washington Quality Programs Company	Delaware

Washington Services (Thailand) Ltd.	Thailand

Washington Transportation Partners Limited Liability Company	Washington

Washington TRU Solutions LLC	New Mexico

Washington/SNC-Lavalin LLC	Delaware

Washington-Catalytic, Inc.	Delaware

Washington-Framatome ANP DE&S Decontamination & Decommissioning, LLC	New Mexico

WCG Holdings, Inc.	Montana

WCG Leasing, Inc.	Montana

West Valley Nuclear Services Company LLC	Delaware

Westinghouse Government Environmental Services Company LLC	Delaware

Westinghouse Government Services Company LLC	Delaware

Westinghouse KAPL LLC	Delaware

Westinghouse Safety Management Solutions LLC	Delaware

Westinghouse Savannah River Company LLC	Delaware

WGCI, Inc.	Delaware

WGI Industrial Services, Ltd.	Ohio

WGI Netherlands B.V.	Netherlands

WGI Middle East	Nevada

WGNH Acquisition, L.L.C.	Delaware

Wisconsin Power Constructors, LLC	Wisconsin

WME, Inc.	Delaware

WSMS Mid-America LLC	Delaware

WSMS-MK LLC	Tennessee

Yampa Mining Co.	Nevada